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                                                                   Exhibit 10.30

                             Amendment Number One
             to Amended and Restated Executive Employment Agreement


     This Amendment Number One to Amended and Restated Executive Employment Agreement is entered into effective as of March 30, 1999 by and between Robert
J. Adams, Jr. (the "Executive") and United Road Services, Inc., a Delaware corporation (the "Company").

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, the Company and the Executive have entered into that certain Amended and Restated Executive Employment Agreement, dated as of January 1, 1999 (the "Original Agreement"), providing for the Executive's continued employment with the Company; and

     WHEREAS, the Company and the Executive desire to amend the Original Agreement to increase the Executive's annual base salary to $200,000.

     NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

     The first sentence of Section 3 of the Original Agreement is hereby amended in its entirety to read as follows:

     The Company will pay Executive a gross base salary of $200,000 per annum during the Employment Term.

     All remaining provisions of the Original Agreement shall remain unchanged and in full force and effect.


     IN WITNESS WHEREOF, the parties hereto have caused this Amendment Number One to be executed as of the date first above written.


EXECUTIVE                           UNITED ROAD SERVICES, INC.


By:/s/ Robert J. Adams, Jr.         By:/s/ Edward  T. Sheehan
   ----------------------------        ---------------------------
   Robert J. Adams, Jr.                Edward T. Sheehan
                                       Chairman, Chief Executive Officer
                                        and Secretary